Exhibit 99.1

ChromaDex® Corp. Names Co-founder Frank Jaksch CEO & President

IRVINE, Calif., June 12, 2012 /PRNewswire/ -- ChromaDex Corporation (OTC BB: CDXC), an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, animal health, food & beverage, cosmetic and pharmaceutical industries, announced today its co-founder and Chief Scientific Officer, Frank Jaksch, has been named CEO and President following the resignation of Jeffrey Himmel as CEO and President. Debra Heim has also chosen to resign as the company's COO and President of the Consumer Products Division.

(Logo: http://photos.prnewswire.com/prnh/20110830/LA59283LOGO)

Investor Dr. Phillip Frost commented on the announcement, saying, "I am grateful for Mr. Himmel's service to the company and respect his decision to return to his previous interests. I have complete confidence in the ability of Frank Jaksch to expand the analytical services and reference standards business while leading the company in the continued early-stage discovery and subsequent commercialization of natural products for health."

"While I have decided to step down as CEO of ChromaDex to resume my role as Chairman of the Himmel Group, I believe in ChromaDex's technology pipeline and future prospects," said Himmel.

Jaksch, age 43, co-founded ChromaDex in 1999. Under his previous leadership as CEO, ChromaDex developed a strong natural products and services business, expanded into international markets and built an impressive roster of Fortune 500 customers.

"Having co-founded and spent more than a decade at ChromaDex, there has never been a time when I have had more enthusiasm for the company's potential for growth," said Jaksch. "I believe our legacy business remains strong and is poised to expand. I am most excited about our current efforts to develop novel compounds backed by intellectual property and human clinical studies, all with the aim of bringing healthy solutions for living to customers."

ChromaDex's pipeline of proprietary products include pTeroPure® pterostilbene, which was named the 2010 North American Most Promising Ingredient of the Year by the independent research company, Frost & Sullivan, and is the key novel ingredient in BluScience™, ChromaDex's line of dietary supplements. The company has also launched ProC3G™, a natural black rice extract containing 40% cyanidin-3-glucoside and is in the process of developing Nicotinamide Riboside, a novel next-generation B-vitamin. All products are backed with extensive scientific research and intellectual property.

About ChromaDex®:

ChromaDex, Inc. is an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, food & beverage, cosmetic and pharmaceutical industries. The company has an expanding pipeline of new ingredients, including its pTeroPure® pterostilbene for which it has worldwide, exclusive patent rights. The company recently launched its BluScience™ line of dietary supplements, now available at a national drug store chain with more than 8,000 stores in the U.S., as well as at approximately 4,000 independent drugstores and pharmacies in the U.S. through a distribution agreement with one of the largest pharmaceutical distributors in North America. BluScience is also available at a prominent online retailer, as well as a national health and nutrition products retailer. Capitalizing on the diverse potential applications of the product, ChromaDex is also investigating pTeroPure for the skincare and pharmaceutical markets, among others. For more information about pTeroPure visit www.pteropure.com or call 949-600-9694.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the companies' filings with the Securities and Exchange Commission, and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

ChromaDex Investor Contact:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

or

Alex Partners, LLC
Scott Wilfong, President
425-242-0891
Scott@alexpartnersllc.com

ChromaDex Contact:

Laura Carney, Executive Assistant
949-419-0288
laurac@chromadex.com